Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2012 Equity Incentive Plan of SolarCity Corporation of our reports dated February 24, 2015, with respect to the consolidated financial statements of SolarCity Corporation and the effectiveness of internal control over financial reporting of SolarCity Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

February 24, 2015